Exhibit 5.1

April 21, 2026
Orrick, Herrington & Sutcliffe LLP
222 Berkeley St Suite 2000
Boston, MA 02116
Deep Fission, Inc.	+1-617-880-1800
2001 Addison Street Suite 300	orrick.com
Berkeley, CA 94704

Ladies and Gentlemen:

We have acted as counsel to Deep Fission, Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing of Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-290438) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), covering the registration of the resale of:

(i)	up to 50,874,089 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company (the “Shares”), consisting of:
●	10,000,000 shares of Common Stock issued in a private placement (the “Private Placement”) pursuant to those certain subscription agreements dated September 5, 2025 (the “Subscription Agreements”);
●	38,538,922 shares of Common Stock issued to the former stockholders of Deep Fission, Inc. (“Legacy Deep Fission”) in connection with the merger (the “Merger”) of Legacy Deep Fission with and into Deep Fission Acquisition Co., with Legacy Deep Fission surviving as a wholly-owned subsidiary of the Company, pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of September 5, 2025;
●	2,166,667 shares of Common Stock owned by stockholders of the Company prior to the Merger;
●	85,000 shares of Common Stock issued for advisory services rendered in connection with the Merger;
●	83,500 shares of Common Stock issued pursuant to a consulting agreement with the Company; and
(ii)

up to 586,666 shares of Common Stock issuable by the Company upon the exercise of certain outstanding warrants (the “Placement Agent Warrants”) issued to the placement agents in the Private Placement (the “Placement Agent Warrant Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Company’s certificate of incorporation and bylaws, each as currently in effect, and the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company, and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

(i)	The Shares have been duly authorized and are validly issued, fully paid and nonassessable.
(ii)

The Placement Agent Warrant Shares, when issued and paid for upon exercise of the Placement Agent Warrants in accordance with the terms of the Placement Agent Warrants, will be validly issued, fully paid and nonassessable.

Our opinion herein is limited to the General Corporation Law of the State of Delaware.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the Rules and Regulations of the Commission promulgated thereunder, nor do we thereby admit that we are “experts” within the meaning of such term as used in the Securities Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP